UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2022

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2022, the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) increased the size of the Board from ten directors to twelve directors and appointed Jon A. Chisholm and Shane T. Wagnon as directors, each with a term expiring at the Company’s next annual meeting of stockholders. Mr. Chisholm and Mr. Wagnon were appointed to the Board pursuant to the terms of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated September 14, 2022, with Koch Minerals & Trading LLC (“KM&T”), which is further described below. Each of Mr. Chisholm and Mr. Wagnon is an employee of an affiliate of KM&T.

Mr. Chisholm and Mr. Wagnon have not been named to any committees of the Board. Pursuant to the terms of the Stock Purchase Agreement, Mr. Chisholm and Mr. Wagnon did not receive equity grants and will not receive compensation for their service on the Board. They will receive reimbursement for reasonable travel and other reasonable and documented out-of-pocket expenses related to the performance of their duties. Each of Mr. Chisholm and Mr. Wagnon has entered into the Company’s standard from of indemnification agreement with the Company.

Pursuant to the Stock Purchase Agreement, the Company agreed to issue and sell in a private placement to KM&T or its affiliate 6,830,700 shares of the Company’s common stock for an aggregate purchase price of $252 million (the “Private Placement”). On October 18, 2022, the Company consummated the Private Placement and as a result, KM&T became a holder of approximately 17% of the Company’s common stock. Pursuant to the Stock Purchase Agreement, KM&T has a right to appoint two designees to the Board, has certain obligations to the Company concerning the voting of its Company shares, is subject to customary transfer and standstill restrictions, and has certain preemptive rights, customary information rights and customary registration rights.

The Company issued a press release announcing the appointment of Mr. Chisholm and Mr. Wagnon to the Board on November 16, 2022. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by Compass Minerals International, Inc. on November 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: November 16, 2022	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer